SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 3, 2008
(Date of earliest event reported)

PRINCIPAL FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

	Delaware	1-16725	42-1520346
	(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
	of incorporation)		Identification Number)

711 High Street, Des Moines, Iowa 50392
(Address of principal executive offices)

(515) 247-5111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On November 3, 2008, Principal Financial Group, Inc. publicly announced information regarding its results of operations and financial condition for the quarter ended September 30, 2008. The text of the announcement is included herewith as Exhibit 99.

Item 9.01 Financial Statements and Exhibits

99 Third Quarter 2008 Earnings Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

By: /s/ Terrance J. Lillis
Name: Terrance J. Lillis
Title: Senior Vice President and Chief
Financial Officer
Date: November 4, 2008

EXHIBIT 99
RELEASE: On receipt
MEDIA CONTACT:	Jeff Rader, 515-247-7883, rader.jeff@principal.com

INVESTOR RELATIONS CONTACT:	Tom Graf, 515-235-9500, investor-relations@principal.com

PRINCIPAL FINANCIAL GROUP, INC. REPORTS THIRD QUARTER 2008 RESULTS

Des Moines, IA (November 3, 2008) – Principal Financial Group, Inc. (NYSE: PFG) today announced net income available to common stockholders for the three months ended

September 30, 2008, of $90.1 million, or $0.35 per diluted share compared to $232.3 million, or $0.87 per diluted share for the three months ended September 30, 2007. The company reported operating earnings of $251.2 million for third quarter 2008, compared to $316.0 million for third quarter 2007. Operating earnings per diluted share (EPS) for third quarter 2008 were $0.96 compared to $1.18 for the same period in 2007. Operating revenues for third quarter 2008 were $2,751.2 million compared to $2,938.1 million for the same period last year.1

     “The Principal’s results continue to reflect strong fundamentals and the benefit of earnings diversification,” said Larry D. Zimpleman, president and chief executive officer. “The strength of our franchise continues to be demonstrated by our ability to drive positive net cash flows in our retirement and third party institutional businesses, offsetting some of the market headwinds.”

Additional highlights include:

•	Diversification benefit demonstrated by 23 percent operating earnings growth for the Life and Health segment for the nine months ended September 30, 2008, compared to the same period a year ago, and 26 percent operating earnings growth for Principal International.
•	Operating revenues of $11.1 billion for the trailing twelve months ended September 30, 2008, an increase of 2 percent over the same period a year ago.
•	Continued strong deposits from the company’s three asset management and accumulation segments,[2] with $121.2 billion of deposits for the trailing twelve months ended September 30, 2008, an increase of 23 percent over the same period a year ago.
•	Continued strong net cash flows from the company’s three asset management and accumulation segments, with $16.7 billion for the trailing twelve months ended September 30, 2008, compared to $18.6 billion for the same period a year ago.
•	Total company assets under management (AUM) of $287.4 billion as of September 30, 2008, a decrease of 6 percent from a year ago, with strong net cash flows offsetting a substantial portion of the impact of equity market declines, which include a 24 percent drop in the S&P 500 Index over the same period.
•	Continued strong sales of each of the company’s three key retirement and investment products during third quarter 2008, including: $1.3 billion for organic full service accumulation; $1.7 billion for Principal Funds; and $1.2 billion for individual annuities.

     “We believe these results reflect our uncompromising focus – on helping businesses, individuals, and institutional clients achieve financial security and success –

which continues to translate into strong sales and outstanding customer retention,” said Zimpleman. “We also believe these results reflect our ability to effectively manage our businesses and investment portfolio, in a dynamic, challenging environment.

_________________________________

1 Use of non-GAAP financial measures is discussed in this release after Segment Highlights.

     “We’ve maintained a broad portfolio of businesses which has helped us manage our equity market sensitivity,” said Zimpleman. “Examples of our prudent risk management include limiting the size of our variable annuities with guaranteed living benefits business, and elimination of our very modest general account securities lending program over the last several weeks.

     “We’ve also built an investment portfolio around seasoned commercial real estate and credit research capabilities, which has resulted in very little exposure to asset classes such as subprime residential mortgages,” said Zimpleman. “Wide credit spreads may continue to impact gross unrealized losses, but this is less relevant to The

Principal because our liabilities are longer-term in nature and because we have the intent and ability to hold until maturity, as evidenced by our disciplined asset/liability matching and strong general account liquidity position.”

Net Income

Net income available to common stockholders of $90.1 million reflects net realized/unrealized capital losses of $156.3 million, which includes: $114.1 million of losses related to sales and permanent impairment of fixed maturity securities (including $41.0 million related to Lehman Brothers Holdings and $41.2 million related to Washington Mutual); $15.6 million of losses on mark to market of seed money investments; $13.1 million of impairments on equity securities (including $6.5 million related to Lehman Brothers Holdings); and net capital losses of $0.9 million related to hedging activities. Net income also includes a $4.8 million loss from other after-tax adjustments due to termination of the commercial mortgage securities issuance operation.

Segment Highlights

U.S. Asset Accumulation

     Segment operating earnings for third quarter 2008 were $136.5 million, compared to $186.7 million for the same period in 2007. The decline in segment operating earnings primarily reflects results for the full service accumulation business, which generated $64.5 million of earnings in third quarter 2008. This compares to $111.0 million in third quarter 2007, which included a $30.1 million after-tax benefit from unlocking deferred revenue and expense assumptions3. The decrease in full service accumulation earnings from a year ago also reflects a true-up to the deferred policy acquisition cost (DPAC) asset, resulting in higher DPAC amortization expense of $7.0 million after tax, as well as a

5 percent drop in average account values from third quarter 2007, both due to significant equity market declines. Segment earnings also reflect a DPAC true-up in the individual annuities business due to equity market declines, which resulted in higher DPAC amortization expense for the business of $6.8 million after tax.

     Segment operating revenues for the third quarter decreased 12 percent to $1,237.5 million, compared to $1,404.9 million for the same period in 2007. Excluding the recognition in third quarter 2007 of

______________________________________________

2 Combined results from the U.S. Asset Accumulation and International Asset Management and Accumulation segments, and non-affiliated results from the Global Asset Management segment.

3 The impact of unlocking deferred revenue and expense assumptions was recognized in full service accumulation’s third quarter 2007 income statement through three line items, netting to a $30.1 million after tax benefit to operating earnings, as follows: approximately $100 million of higher fee revenues, approximately $55 million of higher deferred policy acquisition cost amortization expense, and approximately $15 million of higher income tax expense.

previously deferred revenues as a result of the assumption refinements described above, revenues were down 5 percent, consistent with a 4 percent decline in average account values for the segment.

     Segment assets under management were $160.7 billion as of September 30, 2008, compared to $179.3 billion as of September 30, 2007.

Global Asset Management

     Segment operating earnings for third quarter 2008 were $23.5 million, compared to $28.3 million in the prior year quarter.4 The decline from a year ago reflects a decrease in net investment income due to lower rates on escrows, lower transaction and borrower fees due to a slowdown in the real estate market, and third quarter

2008 severance costs.

     Operating revenues for third quarter increased to $141.7 million compared to $138.9 million for the same period in 2007, as higher revenues in the fee mandate business offset a decline in spread business revenues associated with a slowdown in the real estate market.

     Unaffiliated institutional assets under management were $82.9 billion as of September 30, 2008, compared to $83.1 billion as of September 30, 2007.

International Asset Management and Accumulation

     Segment operating earnings for third quarter 2008 were a record $44.4 million compared to $39.3 million for the same period in 2007, reflecting continued strong growth in assets under management and fee revenues. Several items impacted comparability between periods. Third quarter 2008 earnings included: a $5.0 million unlocking benefit for price changes in Brazil; and a $7.1 million experience benefit from higher yields on invested assets in Chile due to unusually high inflation.

Third quarter 2007 earnings included: a $9.2 million unlocking benefit from regulations enacted that quarter in Mexico; and a $5.1 million experience benefit from higher yields on invested assets in Chile due to unusually high inflation. Excluding these items, earnings for the segment increased 29 percent compared to the year ago quarter.

     Operating revenues were $265.5 million for third quarter 2008, compared to $224.6 million for the same period last year primarily due to higher investment yields in Chile.

     Segment assets under management were $28.6 billion as of September 30, 2008, compared to $26.9 billion as of September 30, 2007.

Life and Health Insurance

     Segment operating earnings for third quarter 2008 were $73.9 million, compared to $73.4 million for the same period in 2007. Specialty Benefits earnings were a record

$31.2 million, compared to $27.4 million in third quarter 2007, primarily due to favorable claims experience. Health division earnings were $21.5 million, compared to $19.0 million for third quarter 2007, primarily reflecting favorable development

_________________________________

4 As a result of the third quarter 2008 decision to terminate the segment’s commercial mortgage securities issuance operation, current period and historical results of this business are excluded from segment operating earnings.

of claims from June 30, 2008. Individual Life earnings were $21.2 million, compared to $27.0 million in third quarter 2007, primarily due to higher DPAC amortization expense in third quarter 2008 resulting from equity market declines, and lower earnings from prepayment fee income.

     Operating revenues were $1,158.9 million, compared to $1,211.6 million for the same period a year ago. Revenues in the Individual Life and Specialty Benefits

divisions increased slightly from 2007. Health revenues decreased 12 percent, primarily due to a decline in covered members.

Corporate and Other

     Operating losses for third quarter 2008 were $27.1 million, compared to operating losses of $11.7 million for the same period in 2007. The variance reflects: a charge in third quarter 2008 of $4.1 million due to establishment of deferred state tax liabilities associated with a filing status change for a subsidiary; a $2.8 million after tax loss in third quarter 2008 due to mark to market of underlying investments in an equity method partnership, reflecting difficult market conditions; and higher earnings in third quarter 2007 due to higher invested assets.

Use of Non-GAAP Financial Measures

The company uses a number of non-GAAP financial measures that management believes are useful to investors because they illustrate the performance of normal, ongoing operations, which is important in understanding and evaluating the company’s financial condition and results of operations. They are not, however, a substitute for U.S. GAAP financial measures. Therefore, the company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measure at the end of the release. The company adjusts U.S. GAAP measures for items not directly related to ongoing operations. However, it is possible these adjusting items have occurred in the past and could recur in the future reporting periods. Management also uses non-GAAP measures for goal setting, as a basis for determining employee and senior management awards and compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts.

Forward looking and cautionary statements

This press release contains forward-looking statements, including, without limitation, statements as to operating earnings, net income available to common stockholders, net cash flows, realized and unrealized losses, capital and liquidity positions, sales and earnings trends, and management's beliefs, expectations, goals and opinions. The company does not undertake to update or revise these statements, which are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Future events and their effects on the company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the company's annual report on Form 10-K for the year ended December 31, 2007, and in the company’s quarterly report on Form 10-Q for the quarter ended June 30, 2008, filed by the company with the Securities and Exchange Commission, as updated or supplemented from time to time in subsequent filings. These risks and uncertainties include, without limitation: adverse capital and credit market conditions that may significantly affect the company’s ability to meet liquidity needs, access to capital and cost of capital; difficult conditions in the global capital markets and the general economy, which the company does not expect to improve in the near future, that may materially adversely affect the company’s business and results of operations; the actions of the U.S. government, Federal Reserve and other governmental and regulatory bodies for purposes of stabilizing the financial markets might not achieve the intended effect; the risk from acquiring new businesses, which could result in the impairment of goodwill and/or intangible assets recognized at the time of acquisition; the impairment of other financial institutions that could adversely affect the company; investment risks which may diminish the value of the company’s invested assets and the investment returns credited to customers, which could reduce sales, revenues, assets under management and net income; requirements to post collateral or make payments related to declines in market value of specified assets may adversely affect company liquidity and expose the company to counterparty credit risk; changes in laws, regulations or accounting standards that may reduce company profitability; fluctuations in foreign currency exchange rates that could reduce company profitability; Principal Financial Group, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and regulatory restrictions on the ability of subsidiaries to pay such dividends; competitive factors; volatility of financial markets; decrease in ratings; interest rate changes; inability to attract and retain sales representatives; international business risks; a pandemic, terrorist attack or other catastrophic event; and default of the company’s re-insurers.

Earnings Conference Call

On Tuesday, November 4, 2008 at 10:00 A.M. (ET), President and Chief Executive Officer Larry Zimpleman and Senior Vice President and Chief Financial Officer Terry Lillis will lead a discussion of results, asset quality and capital adequacy during a live conference call, which can be accessed as follows:

•	Connect to www.principal.com/investor to listen to a live Internet webcast. Please go to the website at least 10-15 minutes prior to the start of the call to register, and to download and install any necessary audio software.
•	Via telephone by dialling approximately 10 minutes prior to the start of the call. The leader's name is Tom Graf. 800-374-1609 (U.S. and Canadian callers) 706-643-7701 (International callers).
•	Replays of the earnings call are available at: www.principal.com/investor or by dialling 800-642-1687 (U.S. and Canadian callers) 706-645-9291. The access code is 66613782. Replays will be available approximately two hours after the completion of the live earnings call through the end of day November 11, 2008.

About the Principal Financial Group

The Principal Financial GroupÒ (The Principal ®)5 is a leader in offering businesses, individuals and institutional clients a wide range of financial products and services,

including retirement and investment services, life and health insurance, and banking through its diverse family of financial services companies. A member of the Fortune 500,

the Principal Financial Group has $287.4 billion in assets under management6 and serves some 19.0 million customers worldwide from offices in Asia, Australia, Europe,

Latin America and the United States. Principal Financial Group, Inc. is traded on the New York Stock Exchange under the ticker symbol PFG. For more information, visit

www.principal.com.

###

________________________________________________________

5 "The Principal Financial Group" and “The Principal” are registered service marks of Principal Financial Services, Inc., a member of the Principal Financial Group.

6 As of September 30, 2008

Summary of Segment and Principal Financial Group, Inc. Results

		Operating Earnings (Loss)*
		in millions

	Three Months Ended,		Nine Months Ended,

Segment	9/30/08	9/30/07	9/30/08	9/30/07

U.S. Asset Accumulation	$136.5	$186.7	$428.5	$505.9

Global Asset Management	23.5	28.3	67.4	73.0

International Asset Management and Accumulation	44.4	39.3	107.9	85.3

Life and Health Insurance	73.9	73.4	219.8	179.0

Corporate and Other	(27.1)	(11.7)	(59.9)	(18.7)

Operating Earnings	251.2	316.0	763.7	824.5

Net realized/unrealized capital
losses, as adjusted	(156.3)	(59.4)	(316.4)	(18.2)

Other after-tax adjustments	(4.8)	(24.3)	(14.7)	(13.1)

Net income available to common stockholders	$90.1	$232.3	$432.6	$793.2

		Per Diluted Share

	Three Months Ended,		Nine Months Ended,

	9/30/08	9/30/07	9/30/08	9/30/07

Operating Earnings	$0.96	$1.18	$2.92	$3.06

Net realized/unrealized capital
losses, as adjusted	(0.60)	(0.22)	(1.21)	(0.07)

Other after-tax adjustments	(0.01)	(0.09)	(0.05)	(0.05)

Net income available to common stockholders	$0.35	$0.87	$1.66	$2.94

Weighted-average diluted common shares
outstanding	261.0	267.3	261.3	269.5

*Operating earnings versus U.S. GAAP (GAAP) net income available to common stockholders

Management uses operating earnings, which excludes the effect of net realized/unrealized capital gains and losses, as adjusted, and other after-tax adjustments, for goal setting, as a basis for determining employee compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts. Segment operating earnings are determined by adjusting U.S. GAAP net income available to common stockholders for net realized/unrealized capital gains and losses, as adjusted, and other after-tax adjustments the company believes are not indicative of overall operating trends. Note: it is possible these adjusting items have occurred in the past and could recur in future reporting periods. While these items may be significant components in understanding and assessing our consolidated financial performance, management believes the presentation of segment operating earnings enhances the understanding of results of operations by highlighting earnings attributable to the normal, ongoing operations of the company’s businesses.

Principal Financial Group, Inc.
Results of Operations
(in millions)

	Three Months Ended,		Nine Months Ended,

	9/30/08	9/30/07	9/30/08	9/30/07

Premiums and other considerations	$ 1,049.7	$ 1,171.4	$ 3,258.9	$ 3,456.0
Fees and other revenues	599.0	738.5	1,834.9	1,953.9
Net investment income	1,079.7	1,029.0	3,031.0	2,928.8
Net realized/unrealized capital gains (losses)	(230.6)	(89.3)	(468.1)	3.7

Total revenues	2,497.8	2,849.6	7,656.7	8,342.4

Benefits, claims, and settlement expenses	1,597.2	1,643.2	4,703.2	4,725.9
Dividends to policyholders	70.4	73.9	210.2	221.9
Operating expenses	734.1	800.9	2,229.2	2,316.0

Total expenses	2,401.7	2,518.0	7,142.6	7,263.8

Income from continuing operations before income
taxes	96.1	331.6	514.1	1,078.6
Income taxes (benefits)	(2.2)	90.9	56.8	260.3

Income from continuing operations, net of related
income taxes	98.3	240.7	457.3	818.3

Loss from discontinued operations, net of related
taxes	-	(0.2)	-	(0.4)

Net income	98.3	240.5	457.3	817.9
Preferred stock dividends	8.2	8.2	24.7	24.7

Net income available to common stockholders	$ 90.1	$ 232.3	$ 432.6	$ 793.2

Less:
Net realized/unrealized capital losses, as adjusted
	(156.3)	(59.4)	(316.4)	(18.2)
Other after-tax adjustments	(4.8)	(24.3)	(14.7)	(13.1)

Operating earnings	$ 251.2	$ 316.0	$ 763.7	$ 824.5

Selected Balance Sheet Statistics

Period Ended,

	9/30/08	12/31/07	9/30/07

Total assets (in billions)	$ 143.4	$ 154.5	$ 155.6
Total common equity (in millions)	$ 5,070.6	$ 6,879.7	$ 7,326.3
Total common equity excluding accumulated
other comprehensive income (in millions)	$ 6,957.9	$ 6,459.5	$ 6,937.9
End of period common shares outstanding (in
millions)	259.2	259.1	262.5
Book value per common share	$ 19.56	$ 26.55	$ 27.91
Book value per common share excluding
accumulated other comprehensive income	$ 26.84	$ 24.93	$ 26.43

Principal Financial Group, Inc.
Reconciliation of Non-GAAP Financial Measures to U.S. GAAP
(in millions, except as indicated)

	Three Months Ended,		Nine Months Ended,

	9/30/08	9/30/07	9/30/08	9/30/07

Diluted Earnings Per Common Share:
Operating Earnings	0.96	1.18	2.92	3.06
Net realized/unrealized capital losses	(0.60)	(0.22)	(1.21)	(0.07)
Other after-tax adjustments	(0.01)	(0.09)	(0.05)	(0.05)

Net income available to common stockholders	0.35	0.87	1.66	2.94

Book Value Per Common Share Excluding Accumulated Other
Comprehensive Income:
Book value per common share excluding accumulated other
comprehensive income	26.84	26.43	26.84	26.43
Net unrealized capital gains (losses)	(7.58)	1.40	(7.58)	1.40
Foreign currency translation	0.07	0.03	0.07	0.03
Net unrecognized post-retirement benefit obligations	0.23	0.05	0.23	0.05

Book value per common share including accumulated other
comprehensive income	19.56	27.91	19.56	27.91

Operating Revenues:
USAA	1,237.5	1,404.9	3,697.9	3,849.9
GAM	141.7	138.9	425.0	401.5
IAMA	265.5	224.6	700.4	540.9
Life and Health	1,158.9	1,211.6	3,527.1	3,635.5
Corporate and Other	(52.4)	(41.9)	(152.2)	(107.2)

Total operating revenues	2,751.2	2,938.1	8,198.2	8,320.6
Add:
Net realized/unrealized capital losses and related adjustments	(248.3)	(89.3)	(517.5)	(6.0)
Terminated commercial mortgage securities issuance operation	(5.1)	0.7	(24.0)	27.4
Less: Operating revenues from discontinued real estate	-	(0.1)	-	(0.4)

Total GAAP revenues	2,497.8	2,849.6	7,656.7	8,342.4

Operating Earnings:
USAA	136.5	186.7	428.5	505.9
GAM	23.5	28.3	67.4	73.0
IAMA	44.4	39.3	107.9	85.3
Life and Health	73.9	73.4	219.8	179.0
Corporate and Other	(27.1)	(11.7)	(59.9)	(18.7)

Total operating earnings	251.2	316.0	763.7	824.5
Net realized/unrealized capital losses	(156.3)	(59.4)	(316.4)	(18.2)
Other after-tax adjustments	(4.8)	(24.3)	(14.7)	(13.1)

Net income available to common stockholders	90.1	232.3	432.6	793.2

Net Realized/Unrealized Capital Gains (losses):
Net realized/unrealized capital losses, as adjusted	(156.3)	(59.4)	(316.4)	(18.2)
Add:
Periodic settlements and accruals on non-hedge derivatives	17.6	5.4	45.8	14.9
Amortization of DPAC and sale inducement costs	(16.2)	6.0	(46.1)	4.9
Certain market value adjustments of embedded derivatives	3.3	-	6.5	-
Capital gains (losses) distributed	(11.8)	(2.9)	(14.2)	7.7
Tax impacts	(75.4)	(32.8)	(151.7)	(7.1)
Minority interest capital gains (losses)	8.1	(0.2)	4.4	6.7
Less related fee adjustments:
Unearned front-end fee income	-	7.9	-	8.7
Certain market value adjustments to fee revenues	(0.1)	(2.5)	(3.6)	(3.5)

GAAP net realized/unrealized capital gains (losses)	(230.6)	(89.3)	(468.1)	3.7

Other After Tax Adjustments:
Tax refinements related to prior years	-	(21.2)	-	(21.2)
Change in estimated loss related to a loss contingency reserve	-	-	7.6	-
Terminated commercial mortgage securities issuance operation	(4.8)	(3.1)	(22.3)	8.1

Total other after-tax adjustments	(4.8)	(24.3)	(14.7)	(13.1)